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                                                                      EXHIBIT 32

                                 CERTIFICATIONS
                 PURSUANT TO 18 UNITED STATES CODE Section 1350

       Each of the undersigned hereby certifies that to his knowledge the quarterly report on Form 10-Q for the fiscal period ended March 31, 2004 of Allstate Life Insurance Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Allstate Life Insurance Company.

May 6, 2004                    /s/ Casey J. Sylla
                               ------------------
                               Casey J. Sylla
                               Chairman of the Board and President


                               /s/ Steven E. Shebik
                               --------------------
                               Steven E. Shebik
                               Senior Vice President and Chief Financial Officer

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